UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): October 5, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated October 5, 2006 and filed (by the required date) on October 10, 2006 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired: Hattiesburg, Mississippi — Courtyard by Marriott.

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Seven, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006	9
Notes to Pro Forma Condensed Consolidated Balance Sheets	11
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2005 and the six months ended June 30, 2006	12
Notes to Pro Forma Condensed Consolidated Statements of Operations	15

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

Independent Auditors Report

McGladrey & Pullen

Certified Public Accountants

Independent Auditor’s Report

To the Members of

Sunbelt-CHM, LLC

Dothan, Alabama

We have audited the accompanying balance sheet of Sunbelt-CHM, LLC (the Hotel) as of December 31, 2005, and the related statement of cash flows for the period from March 8, 2005, date of inception, to December 31, 2005. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt-CHM, LLC as of December 31, 2005, and its cash flows for the period from March 8, 2005, date of inception, to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, in October 2006, the Hotel was sold.

/s/    McGladrey & Pullen, LLP

Richmond, Virginia

October 6, 2006

Sunbelt-CHM, LLC

Balance Sheet

December 31, 2005

Assets
Land	$640,000
Construction in progress	356,946
Cash	6,565
Prepaid expenses and other assets	560
Franchise fee	50,000

Total assets	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$959,213
Accounts payable and accrued expenses	94,858

Total liabilities	1,054,071

Commitments (Note 5)
Members’ Equity	—

Total liabilities and members’ equity	$1,054,071

See notes to financial statements.

Sunbelt-CHM, LLC

Statement Of Cash Flows

Period from March 8, 2005 (Inception) to December 31, 2005

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	$(877,088)
Franchise fee	(50,000)
Purchase of other non-operating assets	(560)

Net cash used in investing activities	(927,648)

Cash Flows From Financing Activities
Proceeds from affiliates	934,213

Net cash provided by financing activities	934,213

Net increase in cash	6,565
Cash:
Beginning	—

Ending	$6,565

See notes to financial statements.

Sunbelt-CHM, LLC

Notes To Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Sunbelt-CHM, LLC is an Alabama limited liability company which was formed on March 8, 2005, for the purpose of acquiring land, developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Hattiesburg, Mississippi became operational in October 2006, when the management agreement became effective and the hotel commenced operations. There were no revenues earned or costs and expenses incurred from date of inception March 8, 2005 to December 31, 2005.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense.

Construction in process: Construction in process is stated at cost. Property taxes incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, once placed in service.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees will be amortized on a straight-line basis over the term of the agreement commencing on the Hotel opening date.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel’s income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel’s income or loss, the tax liability of the members would be changed accordingly.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sunbelt-CHM, LLC

Notes To Financial Statements—(Continued)

Note 2. Management Agreements

The Hotel is subject to a management agreement with the Manager, which covers an initial term of 10 years expiring July 31, 2016. The agreement provides for payment of management fees calculated as 4% of gross rental revenues and an accounting fee for all agreed-upon accounting services in the amount of $500 per month. The agreement commences upon the Hotel beginning operations.

Note 3. Franchise Agreements

An initial franchise fee totaling $50,000 has been paid to Marriott International, Inc. as of December 31, 2005. The Hotel is subject to a franchise agreement under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers an initial term of 20 years with an option for a 10 year renewal. The agreement provides for payment of base franchise fees, which are calculated monthly as 5.5% of gross rental revenues.

Note 4. Related Parties

The managing member of the Hotel is also the President of the Manager. Funds loaned by related parties in the amounts of $934,213 at December 31, 2005, represent funding for Hotel construction. These loans are unsecured, non-interest bearing demand obligations.

At December 31, 2005 the Hotel also owed the Manager $25,000 for payment of development fees incurred to date related to the construction of the property.

Note 5. Commitments

Effective July 5, 2005, the Hotel entered into an agreement with Hollis and Spann, Inc. (the Contractor). The agreement is for the construction of the hotel property, and is for a maximum cost of $4,000,000. As of December 31, 2005, the Hotel has paid approximately $180,000 to the Contractor. At December 31, 2005, the Hotel owed the Contractor approximately $95,000 for construction rendered to date. These amounts are included in construction in progress in the accompanying balance sheet. Further payments are due as construction progresses and billings are received.

Note 6. Subsequent Event

In October 2006, the Hotel was sold to Apple REIT Seven, Inc. for a gross purchase price of approximately $9.46 million.

Sunbelt CHM, LLC

Balance Sheets (Unaudited)

As of June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
Assets
Land	$640,000	$640,000
Construction in progress	3,067,138	356,946
Cash	4,649	6,565
Prepaid expenses and other assets	13,960	560
Franchise fee	50,000	50,000

Total assets	$3,775,747	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$3,054,213	$959,213
Accounts payable and accrued expenses	721,534	94,858

Total liabilities	3,775,747	1,054,071

Members’ Equity	—	—

Total liabilities and members’ equity	$3,775,747	$1,054,071

See also the audited financial statements included herein.

Sunbelt CHM, LLC

Statement Of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2006 and the

Period from March 8, 2005 (Inception) to June 30, 2005

	Six Months Ended June 30, 2006	Period from March 8, 2005 (Inception) to June 30, 2005
Cash Flows From Operating Activities
Net income	$—	$—

Net cash used in operating activities	—	—

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(2,083,516)	(80,765)
Payment of franchise fee	—	(50,000)
Purchase of other non-operating assets	(13,400)	—

Net cash used in investing activities	(2,096,916)	(130,765)

Cash Flows From Financing Activities
Proceeds from affiliates	2,095,000	130,765

Net cash provided by financing activities	2,095,000	130,765

Net decrease in cash	(1,916)	—
Cash:
Beginning of period	6,565	—

End of period	$4,649	$—

See also the audited financial statements included herein.

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Homewood Suites	Stafford, TX	$7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	Pending
Hampton Inn	Tupelo, MS	5.2	Pending
Hilton Garden Inn	Macon, GA	10.7	Pending

	Total	$162.5

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Western International, Inc., an affiliate of Larry Blumberg & Associates, Inn Ventures, Inc., or Promus Hotels, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2006, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of June 30, 2006 (unaudited)

(in thousands, except share data)

	Company Historical Balance Sheet	Stafford, Texas— Hilton Homewood Suites Hotel	PHD Hotels Portfolio	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard)	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$57,965	$6,730	$42,059	$15,672	$8.011	$3,707	$167,190	(A)	$225,155
							(76,179	)(B)
Cash and cash equivalents	85,856	26	2,966	834	757	5	(4,588	)(C)	5,000
							(80,856	)(F)
Restricted cash—escrow deposits	—	—	371	556	97	—	(1,024	)(C)	—

Other assets	3,254	29	1,812	364	375	64	(2,403	)(C)	3,495

Total Assets	$147,075	$6,785	$47,208	$17,426	$9,240	$3,776	$2,140		$233,650

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$5,988	$34,318	$25,528	$6,133	$—	$(67,767	)(D)	$4,200
Accounts payable and accrued costs	747	828	2,351	1,999	631	3,776	(8,567	)(D)	1,765

Total liabilities	747	6,816	36,669	27,527	6,764	3,776	(76,334)		5,965

Shareholders’ equity (deficit)	—	(31)	10,539	(10,101)	2,476	—	(2,883	)(E)	—
Preferred stock, authorized 15,000,000 shares	—	—	—	—	—	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—	—	—	—	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—	—	—	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	148,143	—	—	—	—	—	81,357	(G)	229,500
Retained earnings (deficit)	(1,839)	—	—	—	—	—	—		(1,839)

Total shareholders’ equity	146,328	(31)	10,539	(10,101)	2,476	—	78,474		227,685

Total liabilities and shareholders’ equity	$147,075	$6,785	$47,208	$17,426	$9,240	$3,776	$2,140		$233,650

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 12 properties that have been, or will be, purchased after June 30, 2006 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Stafford, Texas— Hilton Homewood Suites Hotel	PHD Hotels Portfolio	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard)	Total Combined
Purchase price per contract	$7,800	$75,100	$56,173	$13,800	$9,455	$162,328
Other closing costs	46	219	156	46	33	500
Other capitalized costs (credits) incurred	59	512	609	(114)	50	1,116
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	156	1,502	1,123	276	189	3,246

Investment in hotel properties	8,061	77,333	58,061	14,008	9,727	167,190	(A)

Net other assets/(liabilities) assumed	22	(4,554)	(555)	107	3	(4,977)

Total purchase price	$8,083	$72,779	$57,506	$14,115	$9,730	162,213

Less: Cash on hand at June 30, 2006 to fund acquisitions						(85,856	)(F)
Plus: Working capital requirements						5,000	(F)

Equity proceeds needed for acquisitions and working capital (000’s)						$81,357	(G)

(B)	Represents elimination of historical net carrying value of real estate under prior owners.

(C)	Represents elimination of assets associated with prior owners, net of assets assumed.

(D)	Represents elimination of liabilities associated with prior owners, net of liabilities assumed.

(E)	Represents elimination of shareholders’ equity (deficit) associated with prior owners.

(F)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

(G)	Represents pro forma equity proceeds utilized for acquisitions and working capital.

Apple REIT Seven, Inc.

Pro Forma Condensed Statements of Operations (unaudited)

For the year ended December 31, 2005 and the six months ended June 30, 2006

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006
Homewood Suites	Stafford, TX	7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	Pending
Hampton Inn	Tupelo, MS	5.2	Pending
Hilton Garden Inn	Macon, GA	10.7	Pending

	Total	$219.2

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Western International, Inc., an affiliate of Larry Blumberg & Associates, Inn Ventures, Inc., or Promus Hotels, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Seven, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2005, nor does it purport to represent the future financial results of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should he read in conjunction with, and are qualified in their entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the year ended December 31, 2005 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas—Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas—Courtyard by Marriott Hotel (A)	Stafford, Texas— Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)(A)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$—	$4,580	$—	$—	$11,546	$10,508	$2,287	$—	$—		$28,921
Other operating revenue	—	—	356	—	—	934	757	115	—	—		2,162

Total revenue	—	—	4,936	—	—	12,480	11,265	2,402	—	—		31,083

Expenses
Operating expenses	—	—	2,257	—	—	5,435	5,357	1,066	—	—		14,115
General and administrative	40	3	468	—	—	1,659	707	621	—	600	(B)	4,098
Management fees	—	—	153	—	—	523	579	60	—	—		1,315
Taxes, insurance and other	—	—	505	—	—	534	583	39	—	—		1,661
Depreciation of real estate owned	—	—	913	—	—	1,696	1,077	264	—	(3,950	)(C)	4,354
										4,354	(D)
Interest, net	13	—	966	(3)	—	1,754	2,035	292	—	(4,960	)(E)	97

Total expenses	53	3	5,262	(3)	—	11,601	10,338	2,342	—	(3,956)		25,640
Gain on sale of land	—	93	—	—	—	—	—	—	—	(93	)(H)	—
Income tax expense	—	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$(53)	$90	$(326)	$3	$—	$879	$927	$60	$—	$3,863		$5,443

Income (loss) per common share:
Basic and diluted	$(5,251)											$0.34

Basic and diluted weighted average common shares outstanding (000s)	—									15,917	(F)	15,917

For the six months ended June 30, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas—Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas—Courtyard by Marriott Hotel (A)	Stafford, Texas— Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)(A)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$1,550	$—	$2,032	$—	$—	$7,043	$5,420	$1,734	$—	$—		$17,779
Other operating revenue	122	—	259	—	—	588	364	93	—	—		1,426

Total revenue	1,672	—	2,291	—	—	7,631	5,784	1,827	—	—		19,205

Expenses
Operating expenses	961	—	1,000	—	—	3,428	2,804	814	—	—		9,007
General and administrative	745	—	202	—	31	986	319	178	—	(215	)(B)	2,246
Management fees	44	—	68	—	—	317	297	46	—	—		772
Taxes, insurance and other	123	—	196	—	—	316	277	107	—	—		1,019
Depreciation of real estate owned	294	—	326	—	—	999	514	182	—	(2,021	)(C)	2,310
										2,016	(D)
Interest, net	(624)	—	418	(3)	—	1,098	1,023	318	—	(2,190	)(E)	40

Total expenses	1,543	—	2,210	(3)	31	7,144	5,234	1,645	—	(2,410)		15,394

Income tax expense	—	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$129	$—	$81	$3	$(31)	$487	$550	$182	$—	$2,410		$3,811

Income (loss) per common share:
Basic and diluted	$0.02											$0.22

Basic and diluted weighted average common shares outstanding (000s)	5,175									12,363	(F)	17,538

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2005 for the respective periods prior to acquisition by the Company. The Company was initially formed on May 20, 2005, and had no operations before that date. Additionally, two properties acquired began operations during 2005, four began operations during 2006, and two properties remain under construction. Therefore these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Huntsville, AL Hilton Garden Inn, opened October 2005; Sarasota, FL Homewood Suites, opened February 2005; Houston, TX Residence Inn, opened April 2006; Brownsville, TX Courtyard, opened June 2006; Stafford, TX Homewood Suites, opened August 2006; Hattiesburg, MS Courtyard, opened October 2006; Huntsville, AL Homewood Suites, under construction; and Macon, GA Hilton Garden Inn, under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owners’ debt, which was not assumed, has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the later of January 1, 2005 or the date the hotel opened.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H)	Gain on sale of land was eliminated as this land was not part of the purchase contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight,
Chief Executive Officer

October 27, 2006